                    SECOND AMENDMENT TO THE PPO AGREEMENT
                      DATED OCTOBER 1, 1990 AS AMENDED,
                                   BETWEEN
                       AFFORDABLE HEALTH CARE CONCEPTS
                                     AND
         NATIONAL ASSOCIATION OF LETTER CARRIERS HEALTH BENEFIT PLAN

THIS AGREEMENT is entered as of this 1st day of January, 1992, between AFFORDABLE Health Care Concepts (hereinafter called "AFFORDABLE"), and National Association of Letter Carriers Health Benefit Plan (hereinafter referred to as "PLAN").

                                 WITNESSETH

WHEREAS, AFFORDABLE AND PLAN have heretofore entered into a certain PPO AGREEMENT, dated October 1, 1990, and amended on October 1, 1990, which provides for provider negotiation (PPO development and management) services to be rendered to PLAN,

WHEREAS, AFFORDABLE and PLAN desire to amend the PPO AGREEMENT in the manner set out herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set out herein, one dollar and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Article 2.4 shall be amended to read as follows:

   Prior to the Implementation Date, AFFORDABLE will furnish PLAN with a listing of all Contract Providers and Outpatient Care Network Contract Rate(s) as applicable to each Health Care Provider Network set out in Appendix A. This will be provided on either hard copy or magnetic tape if available from AFFORDABLE at PLAN's option.

   Periodically AFFORDABLE may furnish PLAN with updates as to rate changes, changes in identity of Contract Providers, and changes in Procedure Code listings.

B. The following paragraph shall be added as Article 2.11:

   Effective January 1, 1992, AFFORDABLE agrees to provide a toll-free telephonic contract provider directory service for use by PLAN's Covered Persons.

C. The following paragraph shall be added as Article 2.12:

   AFFORDABLE certifies that it has contracted with Health Care Providers that meet its credentialing and recredentialing procedures. AFFORDABLE will provide PLAN in writing any substantial changes to its current credentialing and recredentialing procedures.

D. The following paragraph shall be added to Article 3.4:

   Effective January 1, 1992, PLAN's Health Plan shall include financial incentives to Covered Persons for the OCN to encourage use of Contract Providers for health care services covered by the Health Plan and PLAN shall communicate such financial incentives to its Covered Persons. Such Health Plan shall be submitted to AFFORDABLE no later than February 1, 1992.

E. The following paragraph shall be added as Article 3.25:

   PLAN shall perform OCN Claims Pricing. AFFORDABLE shall review hard copy outpatient claims from Contract Providers incurred during the initial three months after the Implementation Date of the Health Care Provider Network and submitted by PLAN to determine the accuracy of claims payment pursuant to the Contract Rates. PLAN will indicate what was paid on the submitted claims. The number of claims subject to this review will be determined by PLAN and provided at no additional cost. If it is determined by AFFORDABLE that PLAN is making incorrect payments, AFFORDABLE will assist PLAN in determining the proper allowable charge.

F. The following paragraph shall be added as Article 3.26:

   PLAN agrees to immediately provide AFFORDABLE with its provider data for all areas of the United States to assist AFFORDABLE in Contract Provider negotiation activities. Such negotiation activity will include the identification of PLAN as a payor client of AFFORDABLE.

G. The following language shall be added as the second sentence of Article 4.1:

   This Agreement is further subject to participation by PLAN in FEHBP for 1992 and 1993.

H. Effective January 1, 1992, Article 4.2 and Section III of Appendix A shall be deleted in their entirety.

I. The following paragraphs shall be added as Article 6.6:

   For the Outpatient Care Network ("OCN"), PLAN shall provide a monthly OCN Savings report and along with said report shall pay to AFFORDABLE the total fee due AFFORDABLE on or before the 20th of the month.

   For OCN claims incurred during the contract period, PLAN will pay AFFORDABLE a fee equal to twenty three percent (23%) of OCN Savings for use of AFFORDABLE's Outpatient Care Networks.

   OCN Savings shall be computed as the difference between the 90th percentile of either HIAA or MDR, or the billed charges at the Contract Providers, whichever is less, net of payments due from third party payors and the Contract Rate obligation at Contract Providers.

J. Article 7 shall be amended to read as follows:

   This Agreement shall commence upon the execution hereof and shall terminate on December 31, 1993, and shall automatically renew for consecutive one
   (1) year terms thereafter, unless terminated or amended as thereafter set forth.

K. The following language shall be added to the first sentence of each paragraph in Article 9.2 after the word "notice":

   "...,or upon reasonable notice in the event of an emergency..."

L. The following language shall be added to Section II of Appendix A:

   Commencing January 1, 1992 and continuing thereafter, PLAN agrees to pay AFFORDABLE an amount equal to 23% of Savings for services provided by each Health Care Provider Network.

M. The following language shall be added to the beginning of the first sentence of Section V of Appendix A:

   "For the Hospital Network,..."

N. Parties hereby ratify and affirm the PPO AGREEMENT and agree that it is in full force and effect and valid except as amended herein. This Amendment shall prevail over any conflict with the PPO AGREEMENT. In all respects the PPO AGREEMENT shall be construed and interpreted to include all of the terms of this Amendment as if the same were set out therein. The execution and delivery of this

    Amendment by the undersigned has been duly authorized by all necessary corporate action.

IN WITNESS WHEREOF the duly authorized representatives of the parties have executed this Amendment as of the day and year first above written.


National Association of Letter         AFFORDABLE Health Care Concepts
Carriers Health Benefit Plan

By:     Robert W. Vincenze             By:James C. Smith, Authorized Signator
   ---------------------------            ----------------------------
                                          As President, HealthCare
Title:   Director                         COMPARE Corp.
      ------------------------

Date:    March 9, 1992                 Date:     4/1/92
     -------------------------              --------------------------